Exhibit 99.1

For Immediate Release

Broder Bros., Co. Announces Reduction in Minimum Tender Condition

and Further Extension of the Consent Time for the Exchange Offer

Trevose, PA, May 6, 2009 – Broder Bros., Co. (the “Company”) announced today that it has amended certain of the terms of its pending private exchange offer for all of its 11.25% senior notes due 2010 (the “Existing Notes”) to reduce the minimum tender condition to a minimum of $213.75 million in principal amount of the Existing Notes, or 95% of the outstanding Existing Notes, and to further extend the consent time to 5:00 p.m., New York City time, on Friday, May 8, 2009. The ad hoc committee of holders of the Existing Notes has agreed to this reduction of the minimum tender condition. Holders of Existing Notes who validly tender their Existing Notes and deliver their consents to become a party to the mutual release and the proposed amendments to the indenture governing the Existing Notes on or prior to the consent time as extended hereby will receive an amount in cash equal to $20.00 per $1,000 principal amount of Existing Notes tendered, of which $10.00 will be paid on the early settlement date and $10.00 will be paid on October 1, 2009.

As of 5:00 p.m., New York City time, on May 5, 2009, the revised minimum tender condition of 95% of the outstanding Existing Notes was not satisfied. If the minimum tender condition is not satisfied or the exchange offer is not completed for any other reason, the Company anticipates that it will, and is prepared to, initiate a restructuring through the filing of a voluntary petition under Chapter 11 of the Bankruptcy Code. The Company and its restructuring advisors have prepared the materials necessary to file for bankruptcy under Chapter 11 of the Bankruptcy Code if the minimum tender condition is not satisfied. The Company believes that an in-court restructuring will be on terms much less favorable to the holders of the Existing Notes than the terms of the pending exchange offer. The Company estimates that an in-court restructuring would result in an additional $25 million in fees, expenses and borrowing costs and that the Company would need to seek additional capital to pay these costs and expenses. This estimate excludes additional liquidity constraints associated with a reduction in sales and collections, an acceleration of vendor payments as a result of a contraction of trade terms, fees associated with a new capital investment and general business degradation, resulting from an in-court restructuring. The Company expects this additional capital to be on terms that would materially reduce what holders of the Existing Notes would receive, if anything, in an in-court restructuring on account of their Existing Notes.

If the Company were forced to undertake an in-court restructuring, the benefits of the Company’s recent amendment to its revolving credit facility will be lost and lenders thereunder could seek to compel the liquidation or sale of the Company, neither of which the Company believes will maximize value for the holders of the Existing Notes.

As further described in the Offering Memorandum, in the event that less than $220.5 million in principal amount of Existing Notes are tendered in the exchange offer and mutual release and consent solicitation, we will form a new wholly owned subsidiary and transfer substantially all of our assets to such subsidiary as soon as practicable following the completion of the exchange offer. Under the terms of the indenture governing the exchange notes, such subsidiary will be required to guarantee the exchange notes, but, as a result of the effectiveness of the proposed amendments to the indenture governing the Existing Notes, will not be required to guarantee any of the Existing Notes that remain outstanding after the exchange offer. As a result, the Existing Notes will be effectively subordinated to the claims of that new subsidiary’s creditors, including the lenders under the existing revolver, holders of the exchange notes and any trade creditors. As of March 28, 2009 on a pro forma basis giving effect to the exchange offer and asset transfer, the new subsidiary would have had approximately $330 million of indebtedness (including obligations under guarantees of indebtedness) and other liabilities, including trade payables.

The expiration time of the exchange offer will remain at 11:59 p.m., New York City time, on May 14, 2009, unless extended by the Company.

Except as set forth herein, the terms of the exchange offer and mutual release and consent solicitation remain the same as set forth in the Offering Memorandum and Mutual Release and Consent Solicitation Statement, dated April 17, 2009, as supplemented by Supplement No. 1, dated April 28, 2009 (the “Offering Memorandum”) and the accompanying Letter of Transmittal, Mutual Release and Consent (the “Letter of Transmittal” and, together with the Offering Memorandum, the “Offering Documents”) previously distributed to eligible holders. D.F. King & Co., Inc. is serving as exchange agent and information agent for the exchange offer and may be contacted at (800) 859-8508 or (212) 269-5550.

The new securities issued pursuant to the exchange offer have not been and will not be registered under the Securities Act or any state securities laws. Therefore, the new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release does not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities. The exchange offer and mutual release and consent solicitation are being made only pursuant to the Offering Documents and only to such persons and in such jurisdictions as is permitted under applicable law.

About Broder Bros., Co.

Broder Bros., Co. is one of the nation’s largest distributors of trade, private label, and exclusive apparel brands to the imprinting, embroidery and promotional product industries, serving customers since 1919. It currently has eight distribution centers across the U.S. and has the capability to deliver to approximately 80 percent of the U.S. population in one day. Via its three divisions, the company distributes industry-leading brands Anvil, Fruit of the Loom, Gildan, Hanes and Jerzees as well as exclusive retail brands Adidas Golf, Champion and Columbia.

Cautionary Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified as such because the context of the statement includes words such as “believe,” “expect,” “anticipate,” “will,” “should” or other words of similar import. These statements also include, but are not limited to, the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of Broder Bros., Co. and are subject to significant risks and uncertainties.

Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: failure to complete the exchange offer would force the Company to seek protection under Chapter 11 of the Bankruptcy Code; failure to abide by the terms of the amendment to the Company’s credit facility would make it difficult for the Company to operate its business in the ordinary course, and would likely force the Company to seek protection under Chapter 11 of the Bankruptcy Code; if the Company’s cash provided by operating and financing activities continues to be insufficient to fund its cash requirements, the Company will face substantial liquidity problems without a restructuring; a long and protracted restructuring could adversely impact the Company’s management and otherwise adversely affect the

Company’s business; slowdowns in general economic activity have detrimentally impacted the Company’s customers and have had an adverse effect on its sales and profitability; the Company’s ability to access the credit and capital markets may be adversely affected by factors beyond its control, including turmoil in the financial services industry, volatility in financial markets and general economic downturns; the Company’s industry is highly competitive and if it is unable to compete successfully it could lose customers and sales may decline; disruption in the Company’s distribution centers could adversely affect its results of operations; the Company obtains a significant portion of its products from a limited group of suppliers, and any disruption in their ability to deliver products to the Company or a decrease in demand for their products could have an adverse effect on the Company’s results of operations and damage its customer relationships; the Company may purchase more inventory than the Company can sell through in a reasonable period of time causing it to incur increased inventory carrying costs; the Company’s relationships with most of its suppliers are terminable at will and the loss of any of these suppliers could have an adverse effect on its sales and profitability; the Company relies on vendor financing, and if vendors do not provide financing or require cash in advance or cash on delivery, the Company may be unable to improve inventory levels; the Company does not have any long-term contracts with its customers and the loss of customers could adversely affect its sales and profitability; the Company must successfully predict customer demand for its private label products to succeed; the Company relies significantly on one shipper to distribute its products to its customers and any service disruption could have an adverse effect on its sales; if any of the Company’s distribution facilities were to unionize, the Company would incur increased risk of work stoppages and possibly higher labor costs; loss of key personnel or inability to attract and retain new qualified personnel could hurt the Company’s business and inhibit its ability to operate and grow successfully; the Company may incur restructuring or impairment charges that would reduce its earnings; the Company may not successfully identify or complete future acquisitions or establish new distribution facilities, which could adversely affect its business; the Company will recognize cancellation of indebtedness income as a result of the exchange, which may eliminate its net operating loss carryforwards; the Company’s substantial level of indebtedness could adversely affect its financial condition and prevent it from fulfilling its obligations; the Company intends to cease filing reports with the Securities and Exchange Commission (“SEC”) as soon as possible after the early settlement date of the exchange offer; despite current anticipated indebtedness levels and restrictive covenants, the Company may incur additional indebtedness in the future; and other factors, risks and uncertainties detailed from time to time in its SEC filings. The Company assumes no obligation to update these forward-looking statements.

Website: http://www.broderbrosco.com/

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